Exhibit 99.1
FOR RELEASE
4:01 p.m. EDT
July 26, 2007
ISILON SYSTEMS ANNOUNCES FINANCIAL RESULTS
FOR 2007 SECOND QUARTER
Q2 Revenues $25.1 Million, Up 87% Year over Year and Up 16% Sequentially
SEATTLE, WA — July 26, 2007 — Isilon® Systems, Inc. (Nasdaq: ISLN), the leader in clustered storage, today reported financial results for the 2007 second quarter and six-month period ended July 1, 2007. Revenue for the second quarter was $25.1 million, an increase of 87 percent from $13.4 million in the second quarter of 2006, and an increase of 16 percent sequentially from $21.6 million in the first quarter of 2007. Revenue for the six-month period ended July 1, 2007 was $46.7 million, up 96 percent compared with $23.8 million in the same period of 2006.
     “Isilon’s results reflect strong revenue growth, a record quarter of customer acquisition and a rapid pace of product innovation that is extending Isilon’s leadership in clustered storage,” said Steve Goldman, president and chief executive officer. “As Isilon’s business continues to grow and scale at an impressive rate, the company’s biggest challenge is to hire and bring new people up to speed as quickly as possible so we can capture the large market opportunity in front of us.”
Highlights
•	Isilon acquired 91 new customers in the second quarter of 2007, an increase of 117 percent over the 42 new customers acquired in the second quarter of 2006, representing the best quarter of new customer growth in the company’s history. Isilon’s total customer base grew to 539, successfully crossing the 500th customer milestone during the quarter (see separate press release).

•	Isilon continued to leverage its growing customer base and unique modular “pay as you grow” clustered architecture, with reorders from existing customers accounting for more than half of total revenue, in line with historical trends. A particularly large reorder from an existing customer impacted gross margin for the quarter, but otherwise pricing remained consistent with prior quarters.

•	Isilon expanded its line of award winning clustered storage systems with the introduction of the new Isilon IQ 9000 and EX 9000 systems products, delivering the industry’s first and only storage system to scale up to 1.6 Petabytes of capacity in a single file system and single volume, achieving scalability levels 100 times that of traditional NAS and SAN storage systems.

•	Isilon expanded its enterprise-class software line with its SmartQuotas software application, enabling customers to partition a single, highly scalable, shared pool of storage into smaller allocations assigned to individual users or groups and providing thin provisioning capability to optimize utilization. With the introduction of SmartQuotas, Isilon’s suite of licensable software increased to five applications.

•	Isilon continued to leverage its global channel of trained resellers and distributors, generating 58 percent of second quarter sales with its channel partners compared with 45 percent in the same period a year ago.

•	Isilon IQ clustered storage systems were named “Best of Show” at Bio-IT World Conference and Expo in the event’s Information Technology (IT) Infrastructure category in recognition of new products that demonstrate exceptional technology innovation across the life sciences research, discovery and clinical trials process.
Financial Summary
              In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release contains non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons why management uses each measure, the inherent limitations of non-GAAP measures and reconciliations to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP Financial Measures” as well as the related table that follows it.
•	Revenue for the second quarter of 2007 was $25.1 million, compared with $13.4 million in the same period of 2006.

•	Gross margin for the second quarter of 2007 was 52.2 percent, compared with 52.3 percent in the same period of 2006. On a non-GAAP basis, gross margin for the second quarter of 2007 was 52.3 percent, compared with 52.3 percent in the same period of 2006.

•	Net loss for the second quarter of 2007 was $3.6 million, or $0.06 per share, based on 61.1 million shares outstanding. This compares with net loss of $5.5 million in the same period of 2006, or $0.89 per share, based on 6.2 million shares outstanding. On a non-GAAP basis, net loss for the second quarter of 2007 was $2.6 million, or $0.04 per share, based on 61.1 million shares outstanding. This compares with net loss of $4.6 million, or $0.10 per share, based on 48.0 million shares outstanding in the same period of 2006.

•	Loss from operations for the second quarter of 2007 was $4.8 million, compared with $4.3 million in the same period of 2006. On a non-GAAP basis, loss from operations for the second quarter of 2007 was $3.7 million, compared with $4.2 million in the same period of 2006.

•	At July 1, 2007, cash, cash equivalents and marketable securities were $94.5 million, compared with $99.9 million at the end of 2006, and the company had no outstanding debt.
Outlook
              Isilon expects total revenue for the third quarter of 2007 to be in the range of $25 million to $27.5 million, representing year over year growth in the range of 40 percent to 54 percent. Based on results for the first half of 2007, Isilon is lowering guidance for total revenue for the full year

2007, and now expects total revenue to be in the range of $98 million to $105 million, which represents year over year growth in the range of 57 percent to 69 percent.
Conference Call
     Isilon management will host a conference call today at 2:00 p.m. PT (5:00 p.m. ET) to discuss Isilon’s financial results for the 2007 second quarter and its business outlook. A live webcast of the conference call will be accessible on the Investor Relations section of Isilon’s website at www.isilon.com/company/, where it will be archived for approximately 60 days.
     A recording of the conference call will be available from approximately 5:00 p.m. PT (8:00 p.m. ET), July 26, 2007 to 9:00 p.m. PT (12:00 midnight ET), August 9, 2007. To listen to the recording, please dial 888-286-8010 (domestic) and 617-801-6888 (international); the passcode is 39561997.
About Isilon Systems
     Isilon Systems is the worldwide leader in clustered storage systems and software for digital content and unstructured data, enabling enterprises to transform data into information – and information into breakthroughs. Isilon’s award-winning family of IQ clustered storage systems combines Isilon’s OneFS® operating system software with the latest advances in industry-standard hardware to deliver modular, pay-as-you-grow, enterprise-class storage systems. Isilon’s clustered storage solutions speed access to critical business information while dramatically reducing the cost and complexity of storing it. Information about Isilon can be found at http://www.isilon.com.
Safe Harbor Statement
This press release contains “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance. These forward-looking statements are based on management’s expectations as of July 26, 2007, and assumptions which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. The use of words such as “intends” and “expects” among others, generally identify forward-looking statements. However, these words are not the exclusive means of identifying such statements. Such forward-looking statements may relate, among other things, to our expected financial and operating results, the benefits of our products, technologies and services and our ability to achieve our goals, plans and objectives.

Actual results and the timing and outcome of events may differ materially from those expressed or implied in the forward-looking statements for a variety of reasons, including, among others: risks associated with anticipated growth in the storage of unstructured, digital content; competitive factors, including changes in the competitive environment, pricing pressures, sales cycle time and increased competition; our ability to build and expand our direct sales operations and reseller distribution channels; our ability to build sales backlogs and improve sales linearity; general economic and industry conditions, including expenditure trends for storage-related products; new product introductions and our ability to develop and deliver innovative products; our ability to provide high-quality service and support offerings; our reliance on a limited number of suppliers and our ability to forecast demand for our products and potential shortages or price fluctuations in our supply chain; risks associated with international operations; and other important factors as described in Isilon Systems, Inc.’s reports and documents filed from time to time with the Securities and Exchange Commission, including the factors described in the sections captioned “Risk Factors” in our most recently submitted 10-K and 10-Q.
Except as required by law, Isilon Systems, Inc. undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.
###
(Financial Tables Follow)
Contacts:
Investors:
Rosemary Moothart, Director of Investor Relations, Isilon Systems, +1-206-315-7509,
rosemary.moothart@isilon.com
Press:
Lucas Welch, Public Relations Specialist, Isilon Systems, +1-206-315-7621,
lucas.welch@isilon.com

Isilon Systems, Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended		Six Months Ended
	July 1,	July 2,	July 1,	July 2,
	2007	2006	2007	2006
	(in thousands, except per share data)
Revenue:
Product	$21,654	$11,696	$40,271	$20,708
Services	3,462	1,718	6,452	3,129

Total revenue	25,116	13,414	46,723	23,837

Cost of revenue:
Product	10,237	5,735	18,566	10,085
Services (1)	1,762	660	3,270	1,336

Total cost of revenue	11,999	6,395	21,836	11,421

Gross profit	13,117	7,019	24,887	12,416

Operating expenses:
Research and development (1)	4,730	3,894	9,404	7,454
Sales and marketing (1)	9,956	5,685	19,227	10,501
General and administrative (1)	3,183	1,777	5,883	3,070

Total operating expenses	17,869	11,356	34,514	21,025

Loss from operations	(4,752)	(4,337)	(9,627)	(8,609)

Other income (expense), net
Interest income and other	1,167	22	2,331	66
Interest expense	—	(345)	—	(456)
Warrant revaluation expense	—	(765)	—	(944)
Loss on disposal of property and equipment	—	(72)	—	(72)

Total other income (expense), net	1,167	(1,160)	2,331	(1,406)

Loss before income tax expense	(3,585)	(5,497)	(7,296)	(10,015)

Income tax expense	(36)	—	(75)	—

Net loss	$(3,621)	$(5,497)	$(7,371)	$(10,015)

Net loss per common share, basic and diluted	$(0.06)	$(0.89)	$(0.12)	$(1.69)

Shares used in computing basic and diluted net loss per common share	61,148	6,177	60,940	5,943

(1) Includes stock-based compensation as follows:
Cost of revenue	$25	$—	$44	$1
Research and development	222	33	321	38
Sales and marketing	398	28	550	32
General and administrative	371	44	559	48

Total stock-based compensation	$1,016	$105	$1,474	$119

Isilon Systems, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	As of
	July 1,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$73,648	$99,899
Marketable securities	20,859	—
Trade receivables, net of allowances of $873 and $501, respectively	29,261	24,388
Inventories	5,744	3,587
Other current assets	4,405	1,939

Total current assets	133,917	129,813

Property and equipment, net	10,258	7,158

Total assets	$144,175	$136,971

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,428	$6,777
Accrued liabilities	2,697	2,869
Accrued compensation and related benefits	4,210	3,463
Deferred revenue and customer deposits	9,050	7,611

Total current liabilities	30,385	20,720

Deferred revenue, net of current portion	5,223	3,308
Deferred rent, net of current portion	3,493	2,186

Total liabilities	39,101	26,214

Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	187,689	185,947
Accumulated other comprehensive loss	(137)	(83)
Accumulated deficit	(82,479)	(75,108)

Total stockholders’ equity	105,074	110,757

Total liabilities and stockholders’ equity	$144,175	$136,971

Isilon Systems, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended
	July 1,	July 2,
	2007	2006
	(in thousands)
Cash flows from operating activities
Net loss	$(7,371)	$(10,015)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,447	1,683
Realized gain on sale of marketable securities	—	(8)
Non-cash interest expense	—	78
Excess and obsolete inventory expense	271	92
Amortization of discount on marketable securities	(30)	—
Stock-based compensation expense	1,474	119
Loss on disposal of property and equipment	—	80
Warrant revaluation expense	—	944
Changes in operating assets and liabilities:
Accounts receivable, net	(4,761)	(6,726)
Inventories	(2,428)	(2,785)
Other current assets	(2,360)	(329)
Accounts payable	7,018	5,644
Accrued liabilities, compensation payable and deferred rent	775	1,312
Deferred revenue and customer deposits	3,203	2,302

Net cash used in operating activities	(1,762)	(7,609)

Cash flows from investing activities
Purchases of property and equipment	(3,183)	(2,845)
Purchases of marketable securities	(20,832)	(691)
Sales of marketable securities	—	2,008
Proceeds from sale of property and equipment	—	21

Net cash used in investing activities	(24,015)	(1,507)

Cash flows from financing activities
Proceeds from issuance of common stock	203	577
Proceeds from notes payable	—	24,862
Repurchases of unvested common stock	(78)	—
Payments of offering costs	(600)	—
Payments of notes payable and capital lease obligations	—	(16,711)

Net cash (used in) provided by financing activities	(475)	8,728

Effect of exchange rate changes on cash and cash equivalents	1	3

Net decrease in cash and cash equivalents	(26,251)	(385)
Cash and cash equivalents at beginning of period	99,899	10,853

Cash and cash equivalents at end of period	$73,648	$10,468

Use of Non-GAAP Financial Measures
Isilon provides non-GAAP information to enhance investors’ overall understanding of the company’s current financial performance and the company’s prospects for the future and to aid in comparing current operating results with those of past periods. The company believes the non-GAAP measures provide useful information to management and investors by excluding certain items that may not be indicative of Isilon’s core operating results and business outlook.
This press release includes non-GAAP loss from operations, non-GAAP net loss, and non-GAAP loss per share. Non-GAAP loss from operations excludes charges related to stock-based compensation. Isilon excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that Isilon does not believe reflect core operating results. Stock-based compensation expense is dependent on a number of factors over which management has limited control and is not a factor management utilizes in operating the business. Isilon excludes warrant revaluation expenses from its non-GAAP measures because they are non-recurring, non-cash expenses that Isilon does not believe are reflective of core operating results. Upon the closing of Isilon’s initial public offering, outstanding warrants were no longer subject to revaluation and their fair value was permanently reclassified to stockholders’ equity. Isilon includes the effect of the conversion of convertible preferred shares into common shares as of the later of the beginning of the period or the date of issuance in non-GAAP basic and diluted weighted average shares outstanding used to calculate non-GAAP net loss per share. Isilon believes giving effect to the preferred stock conversion assists investors and management in assessing period over period results. The company’s preferred shares were converted into common shares as of December 20, 2006, the closing day of its initial public offering.
These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Isilon believes that non-GAAP measures have inherent limitations in that they do not reflect all of the amounts associated with Isilon’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Isilon’s results of operations in conjunction with the corresponding GAAP measures.
The table that follows provides a reconciliation of the most directly comparable GAAP measures to the non-GAAP measures used by management.
Isilon Systems, Inc.
Reconciliation of GAAP to non-GAAP results
(in thousands, except percentages and per share data)

								Shares used in
								computing	Net loss per
		Operating Expenses						basic and diluted	common share,
	Gross	Research and	Sales and	General and		Loss from		net loss per	basic and
	margin %	development	marketing	administrative	Total	operations	Net loss	common share	diluted
Three Months Ended
July 1, 2007
GAAP	52.2%	$4,730	$9,956	$3,183	$17,869	$(4,752)	$(3,621)	61,148	$(0.06)
Adjustments:
Stock-based compensation	0.1%	(222)	(398)	(371)	(991)	1,016	1,016

Non-GAAP	52.3%	$4,508	$9,558	$2,812	$16,878	$(3,736)	$(2,605)	61,148	$(0.04)

July 2, 2006
GAAP	52.3%	$3,894	$5,685	$1,777	$11,356	$(4,337)	$(5,497)	6,177	$(0.89)
Adjustments:
Stock-based compensation	—	(33)	(28)	(44)	(105)	105	105
Warrant revaluation expense	—	—	—	—	—	—	765
Incremented weighted-average shares(1)								41,789

Non-GAAP	52.3%	$3,861	$5,657	$1,733	$11,251	$(4,232)	$(4,627)	47,966	$(0.10)

Six Months Ended
July 1, 2007
GAAP	53.3%	$9,404	$19,227	$5,883	$34,514	$(9,627)	$(7,371)	60,940	$(0.12)
Adjustments:
Stock-based compensation	0.1%	(321)	(550)	(559)	(1,430)	1,474	1,474

Non-GAAP	53.4%	$9,083	$18,677	$5,324	$33,084	$(8,153)	$(5,897)	60,940	$(0.10)

July 2, 2006
GAAP	52.1%	$7,454	$10,501	$3,070	$21,025	$(8,609)	$(10,015)	5,943	$(1.69)
Adjustments:
Stock-based compensation	—	$(38)	$(32)	$(48)	$(118)	$119	$119
Warrant revaluation expense	—	—	—	—	—	—	$944
Incremented weighted-average shares(1)								41,789

Non-GAAP	52.1%	$7,416	$10,469	$3,022	$20,907	$(8,490)	$(8,952)	47,732	$(0.19)

(1)	Equals the effect of the conversion of convertible preferred shares to common shares as of the later of their issuance or the beginning of the applicable period. The Company’s preferred shares were converted into common shares as of December 20, 2006, the closing day of its initial public offering.